SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    Form 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


      Date of Report (Date of earliest event reported) - October 25, 2002


                             IEC Electronics Corp.
             (Exact name of Registrant as Specified in its Charter)


                                    Delaware
                 (State or other jurisdiction of Incorporation)


               0-6508                            13-3458955
      (Commission File Number)          (IRS Employer Identification No.)



                   105 Norton Street, Newark, New York 14513
                    (Address of Principal Executive Offices)


                                 (315) 331-7742
              (Registrant's Telephone Number, including Area Code)



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Item 5. Other Events and Regulation FD Disclosure
        ------------------------------------------

     On October 31, 2002, the Registrant accepted term sheets involving a $4,700,000 Senior Secured Credit Facility and a $2,300,000 Secured Term Loan designed to repay existing revolver and term debt to HSBC Bank USA and General Electric Capital Corporation and to provide working capital. The closing of the two new credit facilities is subject to certain conditions, including, among other things, structuring payment terms with the Registrant's unsecured trade creditors which are acceptable to the new lenders. Since risks remain, no assurance can be made; however, the Registrant believes the closing will occur before the end of the current calendar quarter.

     On October 25, 2002, the Registrant was notified by NASDAQ that it was not in compliance with NASDAQ Marketplace Rule 4310(c)(7) regarding market value of publicly held shares and Marketplace Rule 4310(c)(7) regarding minimum bid price. As previously reported, the Registrant was notified on September 13, 2002 by NASDAQ that it was not in compliance with NASDAQ Marketplace Rule 4310(c)(2)(B) concerning minimum net tangible assets and minimum stockholders' equity requirements and with Marketplace Rule 4310(c)(13) because of its dues delinquency. As a result, the Registrant's common stock is subject to delisting from the NASDAQ SmallCap Market. The Registrant has decided not to continue to appeal the potential delisting of its securities by NASDAQ and is taking steps to have its shares available for trading on the "Over-the-Counter" ("OTC") Bulletin Board Market when delisting occurs. This is not expected to have any adverse effect on the refinancing.


                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.



                                                        IEC Electronics Corp.
                                                        ---------------------
                                                        (Registrant)

Date:  November 1, 2002                                 By:/s/ W. Barry Gilbert
                                                        -----------------------
                                                        W. Barry Gilbert
                                                        Chief Executive Officer
                                                        & Chairman of the Board






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